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                            [Letterhead of RCN]


                                          May 14, 1998

Ms. Christina Maguire
Fidelity Investments
82 Devonshire
Mail Zone N 4 A
Boston, MA 02109

Dear Christina:

      In response to your question concerning RCN's proposal to increase its authorized shares, let me offer the following. The RCN Class B Non-Voting Common Stock (the "B" Stock) was included in RCN's articles of incorporation at the time RCN first became a public corporation in order to provide RCN with the flexibility to issue non-voting stock in the future if the circumstances were to warrant such an issuance. By including the B Stock in the initial charter, RCN has effectively grandfathered these securities and their differential voting arrangement under the NASDAQ "shareholder disenfranchisement" rules.

      As is customary for corporations with a class of voting common stock and a class of non-voting common stock, each share of RCN Common Stock is convertible into a share of B Stock. One of the reasons for this is to ensure liquidity for the Common Stock if in the future the public float in the B Stock is greater than the public float in the Common Stock. Because each share of Common Stock is convertible into a share of B Stock, it is necessary to have sufficient B Stock authorized for the conversion.

      Although RCN currently has authorized 100,000,000 share of Common Stock and 200,000,000 shares of B Stock, 100,000,000 shares of B Stock are effectively reserved for issuance on conversion of the authorized Common Stock. Consequently, if RCN were to issue 100,000,000 shares of Common Stock, it would be able to issue only 100,000,000 shares of B Stock, disregarding shares of B Stock issued on conversion of the Common Stock. If the proposal to increase the authorized capital stock is approved, 20,000,000 of the 400,000,000 shares of B Stock will effectively be reserved for issuance upon conversion of the authorized Common Stock.

      I hope that this is helpful. If you have any questions, please don't hesitate to give me a call at (609) 734-3802.

                                        Very truly yours,



                                        /s/ Bruce C. Godfrey
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                                        Bruce C. Godfrey